Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  October 25, 2023

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and nine-month periods ended September 30, 2023.

Unaudited Financial Information

Net income for the quarter ended September 30, 2023 was $5.3 million, or $0.93 diluted earnings per share, compared to $7.6 million, or $1.36 diluted earnings per share, for the quarter ended September 30, 2022.  The $2.3 million decline in net income resulted primarily from the $3.9 million decline in net interest income led by higher interest expense, partially offset by $0.6 million lower provision for income taxes, $0.4 million more non-interest income, a $0.3 million net benefit in the provision for credit losses on unfunded commitments and $0.3 million lower non-interest expenses.

“Despite the challenging operating environment, the bank produced strong loan growth, grew non-interest income, maintained excellent asset quality, and controlled expenses.” stated Daniel J. Santaniello, President and Chief Executive Officer. "While the rising costs of deposits and borrowed funds resulted in decreased earnings from a year ago, we remain focused on executing our strategic plan and leveraging the strength of the balance sheet to continue to serve our clients. Fidelity Bank is well positioned for the future and committed to our clients and the communities we serve."

For the nine months ended September 30, 2023, net income was $17.7 million, or $3.11 diluted earnings per share, compared to $22.8 million, or $4.03 diluted earnings per share, for the nine months ended September 30, 2022.  The $5.1 million, or 22% decline in net income stemmed from the $6.8 million reduction in net interest income and $0.6 million higher non-interest expenses partially offset by $1.3 million lower provision for income taxes, $0.6 million higher non-interest income and $0.3 million less in provision for credit losses on loans and unfunded loan commitments.

Consolidated Third Quarter Operating Results Overview

Net interest income was $14.6 million for the third quarter of 2023, a 21% decrease from the $18.5 million earned for the third quarter of 2022.  The $3.9 million decline in net interest income resulted primarily from the increase of $7.4 million in interest expense primarily due to a 171 basis point increase in the rates paid on interest-bearing deposits which resulted in $6.9 million in additional interest expense. The Company also required $37.6 million more in average borrowings during the third quarter of 2023 which contributed $0.4 million in additional interest expense compared to the third quarter of 2022. Partially offsetting the higher interest expense, interest income grew $3.5 million primarily due to a $129.1 million increase in the average balance of loans and leases and a 69 basis point increase in fully-taxable equivalent ("FTE") yields earned thereon, producing $4.2 million higher FTE interest income.  Partially offsetting the increase to interest income in the loan portfolio, interest income on investments and interest-bearing deposits declined $0.6 million primarily due to lower average balances.

The overall cost of interest-bearing liabilities was 2.17% for the third quarter of 2023, an increase of 177 basis points from the 0.40% paid for the third quarter of 2022.  The cost of funds increased 134 basis points to 1.63% for the third quarter of 2023 from 0.29% for the third quarter of 2022.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.01% for the third quarter of 2023, down 119 basis points from the 3.20% recorded for the third quarter of 2022.  FTE net interest margin decreased by 69 basis points to 2.63% for the three months ended September 30, 2023 from 3.32% for the same 2022 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.5 million partially offset by a net benefit in the provision for credit losses on unfunded loan commitments of $0.3 million for the third quarter of 2023.   For the three months ended September 30, 2023, the increase in the provision for credit losses on loans was due to growth and change in composition of the loan portfolio. For the three months ended September 30, 2023, the $0.3 million net benefit in the provision for credit losses on unfunded commitments was due to a reduction in unfunded commitments during the quarter.

Total non-interest income increased $0.4 million, or 11%, to $4.3 million for the third quarter of 2023 compared to $3.9 million for the third quarter of 2022.   The increase in non-interest income was primarily attributable to $0.2 million higher trust income, $0.1 million in additional fee income on deposits, $0.1 million higher gain on loans sales and $0.1 million more in interchange fees.

Non-interest expenses decreased $0.3 million, or 2%, for the third quarter of 2023 to $12.8 million from $13.1 million for the same quarter of 2022. The decline in non-interest expenses was primarily due to $0.5 million lower salaries and employee benefit expenses and $0.3 million less advertising and marketing expenses. Partially offsetting these decreases, premises and equipment expenses increased by $0.4 million quarter-over-quarter from additional depreciation, equipment maintenance and software subscription related expenses.

The provision for income taxes decreased $0.6 million during the third quarter of 2023 primarily due to the lower level of operating income compared to the third quarter of 2022.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $47.1 million for the nine months ended September 30, 2023 compared to $53.9 million for the nine months ended September 30, 2022.  The $6.8 million, or 13%, reduction was the result of interest expense growing faster than interest income.  On the asset side, the loan portfolio caused interest income growth by producing $12.6 million more interest income from an increase of 71 basis points in FTE loan yields on $138.1 million in higher average balances. Interest income in the commercial portfolio increased $6.9 million during the nine months ended September 30, 2023 compared to the same 2022 period, despite recognition of $1.2 million less Small Business Administration ("SBA") fees attributable to Paycheck Protection Program ("PPP") loans over the same time period.  Interest income from investments decreased $0.9 million from the $62.9 million lower average balance in the portfolio. On the funding side, interest expense increased by $18.4 million primarily due to a higher rate paid on interest-bearing deposits. The Company also required $50.2 million more in average short-term borrowings which added $1.8 million in interest expense. FTE net interest spread was 2.33% for the first nine months of 2023, or 86 basis points lower than the 3.19% recorded for the first nine months of 2022.  Over the same time period, the Company’s FTE net interest margin decreased by 42 basis points to 2.86% from 3.28%.

The provision for credit losses on loans was $1.4 million which was partially offset by a net benefit in the provision for credit losses on unfunded loan commitments of $0.1 million for the first nine months of 2023.  During the first quarter of 2023, the Company adopted Accounting Standard Update 2016-13, Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (CECL). The provision for credit losses on loans and unfunded commitments for reporting periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. For the nine months ended September 30, 2023, the net benefit in the provision for credit losses on unfunded commitments was due to a reduction in unfunded commitments during the year. For the nine months ended September 30, 2023, the increase in the allowance for credit losses on loans was due to growth and change in composition of the loan portfolio.

Total non-interest income for the nine months ended September 30, 2023 was $13.3 million, an increase of $0.6 million, or 5%, from $12.7 million for the nine months ended September 30, 2022.  The increase in other income was primarily due to $0.4 million more service charges on deposits, $0.3 million in recoveries from acquired charged-off loans, $0.3 million in additional trust fiduciary fees, $0.2 million higher commercial fees and $0.2 million more debit card interchange fees. Partially offsetting these increases were decreases as follows: $0.7 million lower gains on loan sales and $0.2 million less service charges on loans due primarily to a decline in residential mortgage activity.

Non-interest expenses totaled $39.1 million for the nine months ended September 30, 2023, an increase of $0.6 million, or 1%, from $38.5 million for the nine months ended September 30, 2022.  The largest drivers of this increase were a $1.0 million increase in premises and equipment expenses, $0.6 million in additional professional services, $0.3 million more fraud losses, and a $0.3 million increase in FDIC assessment expenses.  These increases were partially offset by $1.3 million less salaries and employee benefit expenses and $0.5 million lower PA shares tax expense.

The provision for income taxes decreased $1.3 million during first nine months of 2023 compared to the same 2022 period due to a $0.4 million increase in tax credits and the lower income before taxes.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets grew to $2.5 billion as of September 30, 2023, an increase of $98 million from $2.4 billion as of December 31, 2022.  Growth in the loan portfolio of $80 million and $81 million of cash and cash equivalents was partially offset by a reduction of the investment portfolio of $67 million. The decline in the investment portfolio was primarily due to sales of $31 million in securities, $19 million in paydowns and a $15 million decrease in market value of available-for-sale securities. During the first nine months of 2023, the market value of held-to-maturity securities also declined by $9 million, with $46 million in unrealized losses at September 30, 2023. During the same time period, total liabilities increased $96 million, or 4%.  Growth of $111 million in short-term borrowings replaced deposit declines of $15 million with the remaining balance used to fund loan growth with the excess increasing cash balances. Transactional deposit balances are down primarily from customers' investing part of their funds in higher yields and increased consumer spending. The reduction was partially mitigated through the promotional CD offerings during the first nine months of 2023. As of September 30, 2023, the ratio of insured and collateralized deposits to total deposits was approximately 78%.

Shareholders’ equity increased $2.5 million, or 2%, to $165.4 million at September 30, 2023 from $162.9 million at December 31, 2022. The increase was caused by retained earnings improvement from net income of $17.7 million, partially offset by $6.2 million in cash dividends paid to shareholders. An additional $2.6 million was recorded from the issuance of common stock under the Company’s stock plans and stock-based compensation expense. Partially offsetting these increases, a cumulative-effect adjustment was made for adoption of ASU 2016-13 during the first quarter of 2023 which reduced retained earnings by $1.3 million. Additionally, there was a $10.4 million, after tax, decline in accumulated other comprehensive income from higher net unrealized losses recorded on available-for-sale investment securities. At September 30, 2023, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Company remains well capitalized with Tier 1 capital at 9.22% of total average assets as of September 30, 2023.  Total risk-based capital was 14.76% of risk-weighted assets and Tier 1 risk-based capital was 13.58% of risk-weighted assets as of September 30, 2023.  Tangible book value per share was $25.37 at September 30, 2023 compared to $25.18 at December 31, 2022.  Tangible common equity was 5.89% of total assets at September 30, 2023 compared to 6.01% at December 31, 2022.

Asset Quality

Total non-performing assets were $3.4 million, or 0.14% of total assets, at September 30, 2023, compared to $2.7 million, or 0.12% of total assets, at December 31, 2022. Past due and non-accrual loans to total loans were 0.32% at September 30, 2023 compared to 0.28% at December 31, 2022. Net charge-offs to average total loans were 0.04% at September 30, 2023 compared to 0.04% at December 31, 2022.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties, along with a limited production commercial office in Luzerne County and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and an array of personal and business banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 4,100 hours of volunteer time and over $1.6 million in donations to non-profit organizations directly within the markets served throughout 2022. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2023 and 2022.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$110,471	$29,091
Investment securities	576,688	643,606
Restricted investments in bank stock	3,800	5,268
Loans and leases	1,647,552	1,565,811
Allowance for credit losses on loans	(18,757)	(17,149)
Premises and equipment, net	32,625	31,307
Life insurance cash surrender value	54,226	54,035
Goodwill and core deposit intangible	20,897	21,168
Other assets	49,318	45,235

Total assets	$2,476,820	$2,378,372

Liabilities
Non-interest-bearing deposits	$549,741	$602,608
Interest-bearing deposits	1,602,018	1,564,305
Total deposits	2,151,759	2,166,913
Short-term borrowings	124,000	12,940
Secured borrowings	7,439	7,619
Other liabilities	28,190	27,950
Total liabilities	2,311,388	2,215,422

Shareholders' equity	165,432	162,950

Total liabilities and shareholders' equity	$2,476,820	$2,378,372

Average Year-To-Date Balances:	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$33,200	$81,532
Investment securities	610,480	684,588
Restricted investments in bank stock	4,332	3,565
Loans and leases	1,625,304	1,500,796
Allowance for credit losses on loans	(18,497)	(16,612)
Premises and equipment, net	31,738	30,640
Life insurance cash surrender value	53,963	53,443
Goodwill and core deposit intangible	21,022	21,359
Other assets	43,558	40,265

Total assets	$2,405,100	$2,399,576

Liabilities
Non-interest-bearing deposits	$567,487	$594,541
Interest-bearing deposits	1,576,316	1,593,805
Total deposits	2,143,803	2,188,346
Short-term borrowings	50,322	1,031
Secured borrowings	7,515	8,886
Other liabilities	29,590	28,434
Total liabilities	2,231,230	2,226,697

Shareholders' equity	173,870	172,879

Total liabilities and shareholders' equity	$2,405,100	$2,399,576

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sep. 30, 2023	Sep. 30, 2022	Sep. 30, 2023	Sep. 30, 2022
Interest income
Loans and leases	$20,502	$16,320	$59,223	$46,595
Securities and other	3,176	3,815	9,772	10,783

Total interest income	23,678	20,135	68,995	57,378

Interest expense
Deposits	(8,488)	(1,550)	(19,713)	(3,321)
Borrowings and debt	(551)	(75)	(2,136)	(110)

Total interest expense	(9,039)	(1,625)	(21,849)	(3,431)

Net interest income	14,639	18,510	47,146	53,947

Provision for credit losses on loans	(525)	(525)	(1,380)	(1,575)
Net benefit for credit losses on unfunded loan commitments	275	6	100	24
Non-interest income	4,325	3,911	13,349	12,722
Non-interest expense	(12,784)	(13,034)	(39,066)	(38,508)

Income before income taxes	5,930	8,868	20,149	26,610

Provision for income taxes	(590)	(1,179)	(2,407)	(3,735)
Net income	$5,340	$7,689	$17,742	$22,875

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Interest income
Loans and leases	$20,502	$19,703	$19,018	$17,425	$16,320
Securities and other	3,176	3,276	3,320	3,869	3,815

Total interest income	23,678	22,979	22,338	21,294	20,135

Interest expense
Deposits	(8,488)	(6,607)	(4,618)	(2,822)	(1,550)
Borrowings and debt	(551)	(890)	(695)	(145)	(75)

Total interest expense	(9,039)	(7,497)	(5,313)	(2,967)	(1,625)

Net interest income	14,639	15,482	17,025	18,327	18,510

Provision for credit losses on loans	(525)	(675)	(180)	(525)	(525)
Net benefit (provision) for credit losses on unfunded loan commitments	275	50	(225)	(11)	6
Non-interest income	4,325	4,535	4,489	3,920	3,911
Non-interest expense	(12,784)	(13,425)	(12,857)	(12,854)	(13,034)

Income before income taxes	5,930	5,967	8,252	8,857	8,868

Provision for income taxes	(590)	(605)	(1,212)	(1,711)	(1,179)
Net income	$5,340	$5,362	$7,040	$7,146	$7,689

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Assets
Cash and cash equivalents	$110,471	$69,632	$63,038	$29,091	$134,042
Investment securities	576,688	604,264	614,526	643,606	635,787
Restricted investments in bank stock	3,800	3,728	5,968	5,268	3,639
Loans and leases	1,647,552	1,631,472	1,627,155	1,565,811	1,524,328
Allowance for credit losses on loans	(18,757)	(18,350)	(17,910)	(17,149)	(16,779)
Premises and equipment, net	32,625	31,329	31,408	31,307	30,971
Life insurance cash surrender value	54,226	53,892	53,567	54,035	53,711
Goodwill and core deposit intangible	20,897	20,981	21,071	21,168	21,264
Other assets	49,318	44,284	44,198	45,235	48,805

Total assets	$2,476,820	$2,441,232	$2,443,021	$2,378,372	$2,435,768

Liabilities
Non-interest-bearing deposits	$549,741	$582,473	$591,055	$602,608	$616,844
Interest-bearing deposits	1,602,018	1,569,519	1,552,036	1,564,305	1,636,389
Total deposits	2,151,759	2,151,992	2,143,091	2,166,913	2,253,233
Short-term borrowings	124,000	76,111	88,989	12,940	10
Secured borrowings	7,439	7,498	7,560	7,619	7,688
Other liabilities	28,190	27,887	27,494	27,950	28,350
Total liabilities	2,311,388	2,263,488	2,267,134	2,215,422	2,289,281

Shareholders' equity	165,432	177,744	175,887	162,950	146,487

Total liabilities and shareholders' equity	$2,476,820	$2,441,232	$2,443,021	$2,378,372	$2,435,768

Average Quarterly Balances:	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Assets
Cash and cash equivalents	$33,238	$37,125	$29,192	$73,023	$88,863
Investment securities	598,604	610,009	623,097	637,825	672,595
Restricted investments in bank stock	3,763	3,834	5,418	3,840	3,645
Loans and leases	1,640,411	1,625,509	1,609,655	1,540,999	1,511,268
Allowance for credit losses on loans	(18,812)	(18,296)	(18,380)	(17,113)	(16,911)
Premises and equipment, net	31,746	31,989	31,477	31,190	30,956
Life insurance cash surrender value	54,110	53,782	53,995	53,925	53,599
Goodwill and core deposit intangible	20,930	21,018	21,120	21,210	21,308
Other assets	44,346	42,630	43,690	47,715	42,564

Total assets	$2,408,336	$2,407,600	$2,399,264	$2,392,614	$2,407,887

Liabilities
Non-interest-bearing deposits	$548,682	$568,202	$585,987	$609,262	$589,227
Interest-bearing deposits	1,607,793	1,561,412	1,559,212	1,589,129	1,614,573
Total deposits	2,156,475	2,129,614	2,145,199	2,198,391	2,203,800
Short-term borrowings	37,595	64,558	48,937	3,875	10
Secured borrowings	7,470	7,529	7,548	7,654	7,707
Other liabilities	29,638	29,479	29,651	30,489	29,031
Total liabilities	2,231,178	2,231,180	2,231,335	2,240,409	2,240,548

Shareholders' equity	177,158	176,420	167,929	152,205	167,339

Total liabilities and shareholders' equity	$2,408,336	$2,407,600	$2,399,264	$2,392,614	$2,407,887

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Selected returns and financial ratios
Basic earnings per share	$0.94	$0.95	$1.25	$1.27	$1.36
Diluted earnings per share	$0.93	$0.94	$1.24	$1.26	$1.36
Dividends per share	$0.36	$0.36	$0.36	$0.36	$0.33
Yield on interest-earning assets (FTE)*	4.18%	4.12%	4.06%	3.78%	3.60%
Cost of interest-bearing liabilities	2.17%	1.84%	1.33%	0.74%	0.40%
Cost of funds	1.63%	1.37%	0.98%	0.53%	0.29%
Net interest spread (FTE)*	2.01%	2.28%	2.73%	3.04%	3.20%
Net interest margin (FTE)*	2.63%	2.82%	3.13%	3.27%	3.32%
Return on average assets	0.88%	0.89%	1.19%	1.18%	1.27%
Pre-provision net revenue to average assets*	1.02%	1.10%	1.46%	1.56%	1.55%
Return on average equity	11.96%	12.19%	17.00%	18.63%	18.23%
Return on average tangible equity*	13.56%	13.84%	19.45%	21.64%	20.89%
Efficiency ratio (FTE)*	65.01%	64.72%	57.72%	56.02%	56.40%
Expense ratio	1.39%	1.48%	1.41%	1.48%	1.51%

	Nine months ended
	Sep. 30, 2023	Sep. 30, 2022
Basic earnings per share	$3.13	$4.05
Diluted earnings per share	$3.11	$4.03
Dividends per share	$1.08	$0.99
Yield on interest-earning assets (FTE)*	4.12%	3.48%
Cost of interest-bearing liabilities	1.79%	0.29%
Cost of funds	1.33%	0.21%
Net interest spread (FTE)*	2.33%	3.19%
Net interest margin (FTE)*	2.86%	3.28%
Return on average assets	0.99%	1.27%
Pre-provision net revenue to average assets*	1.19%	1.57%
Return on average equity	13.64%	17.01%
Return on average tangible equity*	15.52%	19.30%
Efficiency ratio (FTE)*	62.33%	56.05%
Expense ratio	1.43%	1.43%

Other financial data	At period end:
(dollars in thousands except per share data)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
Assets under management	$799,968	$840,068	$809,897	$736,401	$678,431
Book value per share	$29.04	$31.29	$31.05	$28.94	$26.02
Tangible book value per share*	$25.37	$27.59	$27.33	$25.18	$22.24
Equity to assets	6.68%	7.28%	7.20%	6.85%	6.01%
Tangible common equity ratio*	5.89%	6.48%	6.39%	6.01%	5.19%
Allowance for credit losses on loans to:
Total loans	1.14%	1.13%	1.10%	1.10%	1.10%
Non-accrual loans	6.24x	5.25x	5.36x	6.77x	5.23x
Non-accrual loans to total loans	0.18%	0.21%	0.21%	0.16%	0.20%
Non-performing assets to total assets**	0.14%	0.15%	0.14%	0.17%	0.19%
Net charge-offs to average total loans	0.04%	0.05%	0.04%	0.04%	0.04%

Capital Adequacy Ratios
Total risk-based capital ratio	14.76%	14.71%	14.59%	14.35%	14.34%
Common equity tier 1 risk-based capital ratio	13.58%	13.52%	13.42%	13.27%	13.27%
Tier 1 risk-based capital ratio	13.58%	13.52%	13.42%	13.27%	13.27%
Leverage ratio	9.22%	9.08%	8.92%	8.69%	8.51%

* Non-GAAP Financial Measures - see reconciliations below

**Note that based on the Company’s adoption of ASU 2022-02, Financial Instruments-Credit Losses (Topic 326) Troubled Debt Restructurings and Vintage Disclosures, the recognition and measurement guidance related to troubled debt restructurings (TDR) has been eliminated. As such, TDRs were removed from non-performing assets for the current reporting period to adhere to this standard. Prior periods included accruing TDRs in non-performing assets.

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands)	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$23,678	$22,979	$22,338	$21,294	$20,135
Adjustment to FTE	700	725	760	700	687
Interest income adjusted to FTE (non-GAAP)	24,378	23,704	23,098	21,994	20,822
Interest expense (GAAP)	9,039	7,497	5,313	2,967	1,625
Net interest income adjusted to FTE (non-GAAP)	$15,339	16,207	17,785	19,027	19,197

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$12,784	$13,425	$12,857	$12,854	$13,034

Net interest income (GAAP)	14,639	15,482	17,025	18,327	18,510
Plus: taxable equivalent adjustment	700	725	760	700	687
Non-interest income (GAAP)	4,325	4,535	4,489	3,920	3,911
Net interest income (FTE) plus non-interest income (non-GAAP)	$19,664	$20,742	$22,274	$22,947	$23,108
Efficiency ratio (non-GAAP)	65.01%	64.72%	57.72%	56.02%	56.40%

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,476,820	$2,441,232	$2,443,021	$2,378,372	$2,435,768
Less: Intangible assets, primarily goodwill	(20,897)	(20,981)	(21,071)	(21,167)	(21,264)
Tangible assets	2,455,923	2,420,251	2,421,950	2,357,205	2,414,504
Total shareholders' equity (GAAP)	165,432	177,744	175,887	162,950	146,487
Less: Intangible assets, primarily goodwill	(20,897)	(20,981)	(21,071)	(21,167)	(21,264)
Tangible common equity	144,535	156,763	154,816	141,783	125,223

Common shares outstanding, end of period	5,696,351	5,681,260	5,665,255	5,630,794	5,630,332
Tangible Common Book Value per Share	$25.37	$27.59	$27.33	$25.18	$22.24
Tangible Common Equity Ratio	5.89%	6.48%	6.39%	6.01%	5.19%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$5,930	$5,967	$8,252	$8,857	$8,868
Plus: Provision for credit losses	250	625	405	536	519
Total pre-provision net revenue (non-GAAP)	6,180	6,592	8,657	9,393	9,387
Total (annualized) (non-GAAP)	$24,517	$26,440	$35,110	$37,267	$37,240

Average assets	$2,408,336	$2,407,600	$2,399,264	$2,392,614	$2,407,887
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.02%	1.10%	1.46%	1.56%	1.55%

Reconciliations of Non-GAAP Measures to GAAP	Nine months ended
(dollars in thousands)	Sep. 30, 2023	Sep. 30, 2022
FTE net interest income (non-GAAP)
Interest income (GAAP)	$68,995	$57,378
Adjustment to FTE	2,186	2,038
Interest income adjusted to FTE (non-GAAP)	71,181	59,416
Interest expense (GAAP)	21,849	3,431
Net interest income adjusted to FTE (non-GAAP)	$49,332	55,985

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$39,066	$38,508

Net interest income (GAAP)	47,146	53,947
Plus: taxable equivalent adjustment	2,186	2,038
Non-interest income (GAAP)	13,349	12,722
Net interest income (FTE) plus non-interest income (non-GAAP)	$62,681	$68,707
Efficiency ratio (non-GAAP)	62.33%	56.05%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$20,149	$26,610
Plus: Provision for credit losses	1,280	1,551
Total pre-provision net revenue (non-GAAP)	21,429	28,161
Total (annualized) (non-GAAP)	$28,650	$37,651

Average assets	$2,405,100	$2,401,922
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.19%	1.57%